As filed with the Securities and Exchange Commission on August 5, 1996
                                                    Registration No. 33-
============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                             __________________

                                  FORM S-8

                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                             __________________

                  INTERSTATE NATIONAL DEALER SERVICES, INC.
           (Exact name of registrant as specified in its charter)

              Delaware                          11-3078398
   (State or other jurisdiction of           (I.R.S. employer
   incorporation or organization)           identification no.)

                             The Omni, Suite 700
                        333 Earle Ovington Boulevard
                        Mitchel Field, New York 11553
                               (516) 228-8600
(Address, including zip code and telephone number of principal executive offices)

                  Interstate National Dealer Services, Inc.
            Amended and Restated 1993 Employee Stock Option Plan
                          (Full title of the plan)
                          _________________________

                               Chester J. Luby
                    Chairman and Chief Executive Officer
                  Interstate National Dealer Services, Inc.
                             The Omni, Suite 700
                        333 Earle Ovington Boulevard
                        Mitchel Field, New York 11553
          (Name, address, including zip code, of agent for service)

                               (516) 228-8600
                   (Telephone number, including area code,
                            of agent for service)
                          _________________________

                                 Copies to:

                         Kenneth L. Henderson, Esq.
               Robinson Silverman Pearce Aronsohn & Berman LLP
                         1290 Avenue of the Americas
                          New York, New York  10104

                Approximate date of proposed sale to public:
  From time to time after the effective date of this Registration Statement


                       CALCULATION OF REGISTRATION FEE

 Title of
   Each                        Proposed       Proposed
 Class of                       Maximum        Maximum
Securities       Amount        Offering       Aggregate      Amount of
  to be           to be          Price        Offering     Registration
Registered    Registered(1)   Per Unit(1)     Price(1)          Fee
__________    _____________   ___________    ___________   ____________

Shares of
Common
Stock, par
value $.01       344,000        $4.875       $1,667,000        $575




     (1) Estimated solely for purposes of calculating the registration fee. Pursuant to Rules 457(c) and 457(h), the offering price and registration fee is computed on the basis of the average of the high and low prices reported on the Nasdaq SmallCap Market on July 31, 1996.

                                   PART I
                                   ______

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Items 1 and 2. Plan Information; Registrant Information and Employee Plan
               Annual Information

          The documents containing the information specified in the instructions to Part I of the Form S-8 will be sent or given to participants in the Amended and Restated 1993 Employee Stock Option Plan, as amended, as specified by Rule 428(b)(1). In addition, the statement required to be made pursuant to Item 2 of Part I of the Form S-8 shall be contained in the Section 10(a) prospectus.

                                   PART II
                                   _______

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

          The following documents filed by Interstate National Dealer Services, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

          1. The Company's Annual Report on Form 10-KSB for the year ended October 31, 1995, filed with the Commission on January 17, 1996.

          2. The Company's Quarterly Report on Form 10-QSB for the quarter ended April 30, 1996, filed with the Commission on June 12, 1996.

          3. The description of the Shares of Common Stock found in the Company's registration statement on Form 8-A, File No. 1-12938 (the "Form 8-A"), and the documents incorporated therein by reference, as amended by Amendment No. 1 to the Form 8-A, filed with the Commission on April 14, 1994, and Amendment No. 2 to the Form 8-A, filed with the Commission on April 21, 1994.

          4. All documents filed subsequent to the filing date of this Registration Statement with the Commission by the Trust or the Plan pursuant to Section 13(a), 13(c) 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as indicated herein.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law permits the indemnification of directors, officers, employees and agents of Delaware corporations in terms sufficiently broad to include indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Certificate of Incorporation of the Company provides that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware General Corporation Law. The Company's By-Laws provide mandatory indemnification rights to any officer or director of the Company who, by reason of the fact that he or she is an officer or director of the Company, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such officer of director in advance of the final disposition of such proceeding in accordance with the applicable provisions of the Delaware law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to officers, directors, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

          The Company maintains a standard policy of officers' and directors' liability insurance

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

   4.1         Amended and Restated Certificate of Incorporation of the
               Company*
   4.2         Form of Common Stock Certificate.*
   4.3         Amended and Restated Bylaws of the Company.*
   4.4         Interstate National Dealer Services, Inc.
               Amended and Restated
               1993 Employee Stock Option Plan, as amended.
   5.1         Opinion of Robinson Silverman Pearce Aronsohn
               & Berman LLP regarding legality.
  23.1         Consent of Arthur Andersen LLP.
  23.2         Consent of Robinson Silverman Pearce Aronsohn
               & Berman LLP (included in Exhibit 5.1).
  24.1         Power of Attorney (included on signature page
               of this Registration Statement).
______________
* Incorporated by reference to Registration Statement on Form SB-2, File No. 33-74222-NY.

Item 9.   Undertakings.

     1.   The undersigned registrant hereby undertakes:

          a. To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement of 1993:

               (1)  To include any prospectus required by Section
                    10(a)(3) of the Securities Act;

               (2) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (3) To include any additional or changed material information on the plan of distribution;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the registrant under the Exchange Act.

          b. That, for the purpose of determining any liability under the Securities Act, to treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

          c. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

     2. The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mitchel Field, New York, State of New York, on the 5th day of August, 1996.

                 INTERSTATE NATIONAL DEALER SERVICES, INC.
                                                (Registrant)



                 By:  /s/ Chester J. Luby
                    __________________________________________________
                      Chester J. Luby
                      Chairman and Chief Executive Officer




                        SIGNATURES/ POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Chester J. Luby and Cindy
H. Luby and each and any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature              Title                          Date
_________              _____                          ____

/s/ Chester J. Luby
_____________________  Chairman of the Board          August 5, 1996
Chester J. Luby        (Principal Executive Officer)


/s/ Cindy H. Luby
_____________________  President and Director         August 5, 1996
Cindy H. Luby          (Chief Operating Officer)

/s/ Zvi D. Sprung
_____________________  Chief Financial Officer        August 5, 1996
Zvi D. Sprung          (Chief Accounting Officer)

/s/ Louis F. Dente
_____________________  Director                       July 31, 1996
Louis F. Dente


/s/Robert E. Schulman
_____________________  Director                       August 5, 1996
Robert E. Schulman


/s/ William H. Brown
_____________________  Director                       July 31, 1996
William H. Brown